(logo) LNR

           Partners, LLC

ANNUAL STATEMENT OF COMPLIANCE

OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the "Special Servicer"), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

1.       A review of the activities performed by the Special Servicer during the period commencing on January 1, 2017 and ending on December 31, 2017 (or any other shorter period set forth on Schedule I hereto) (the "Reporting Period"), and of the Special Servicer's performance under the Pooling and Servicing Agreement has been made under my supervision; and

2.       To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC,

a Florida limited liability company

By: /s/ Job Warshaw

Job Warshaw

President

Dated: February 20, 2018

1601 Washington Avenue · Suite 700 · Miami Beach, Florida 33139-3164

Telephone: (305) 695-5600 · Fax: (305) 695- 6501

Schedule I
CGCMT 2016-P5
Citigroup Commercial Mortgage Trust 2016-P5, Commercial Mortgage Pass-Through Certificates, Series 2016-P5
Citibank, N.A,.
Global Transaction Services
388 Greenwich Street, 14th Floor
New York NY 10013 John Hannon
Citigroup Commercial Mortgage Securities Inc.
390 Greenwich Street, 5th Floor
New York NY 10013
Paul Vanderslice
Citigroup Commercial Mortgage Securities Inc.
388 Greenwich Street, 19th Floor New York NY 10013
Richard Simpson
Citigroup Commercial Mortgage Securities Inc.
388 Greenwich Street, 17th Floor New York NY 10013
Ryan M. O’Connor Park Bridge Lender Services LLC 600 Third Avenue, 40th Floor Att: CGCMT 2016-P5 New York NY 10016